Exhibit 5.1

Top Wealth Group Holding Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/512726.00001

10 October 2025

Dear Sirs

Top Wealth Group Holding Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offering (the Offering) of the following securities of the Company (the Offering Securities) on a best efforts basis:

(a)	up to 1,041,666 Class A Ordinary Shares (as defined below) (the Sale Shares);

(b)	up to 1,041,666 series A Class A warrants to purchase up to 1,041,666 Class A Ordinary Shares (the Series A Class A Warrants);

(c)	up to 1,041,666 series B Class A warrants to purchase up to 1,041,666 Class A Ordinary Shares (the Series B Class A Warrants, together with Series A Class A Warrants, the Warrants); and

(d)	up to an aggregate of 2,083,332 Class A Ordinary Shares underlying the Warrants (the Warrant Shares)

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 1 February 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(b)	the amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 8 April 2025;

(c)	the second amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 22 August 2025 (the Memorandum and Articles);

(d)	a certificate of good standing dated 4 June 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	a copy of the register of directors of the Company as provided to us on 18 September 2025 (the ROD);

(f)	copies of the shareholder lists of the Company as provided to us on 18 September 2025 (the ROM, and together with the ROD, the Registers);

(g)	a copy of the written resolutions of the directors of the Company dated 18 September 2025 and 24 September 2025 approving the Company's filing of the Registration Statement and the sale and issuance of the Offering Securities (the Board Resolutions);

(h)	a certificate from a director of the Company dated 24 September 2025 as to certain matters of facts (the Director's Certificate); and

(i)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers, and the Director’s Certificate is accurate, complete and up-to-date (as the case may be) as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement and the Offering, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Offering Securities and none of the Offering Securities have been offered or issued to residents of the Cayman Islands;

(i)	the Company will have sufficient authorized but unissued share capital to effect the issue of any of the Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Offering Securities;

(j)	upon the issue of any Class A Ordinary Shares, whether as a principal issue or on the conversion, exchange or exercise of the Offering Securities in connection with the Offering, the Company will receive consideration for the full issue price which shall be equal to at least the par value thereof;

(k)	the Company is, and after the allotment and issuance of the Offering Securities will be, able to pay its liabilities as they fall due; and

(l)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised share capital

(b)	The authorised share capital of the Company is US$19,800,000 divided into 2,000,000,000 class A ordinary shares of US$0.009 each (the Class A Ordinary Shares) and 200,000,000 class B ordinary shares of US$0.009 each (the Class B Ordinary Shares).

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Offering Securities under the Registration Statement.

Valid issuance of the Sale Shares and the Warrant Shares

(d)	The Sale Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement and the Company's then effective memorandum and articles of association; and

(ii)	appropriate entries in relation to such issuance of Sale Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(e)	The Warrant Shares to be issued pursuant to the respective Warrants, when each respective Warrant is exercisable under the terms thereof, have been duly authorised for issue and, when:

(i)	issued and allotted by the Company upon due exercise of the respective Warrant in accordance with the terms of such Warrant and in accordance with the Company's then effective memorandum and articles association; and

(ii)	appropriate entries in relation to such issuance of such Warrant Shares have been duly registered in the Company's register of members as fully paid,

will be, subject to payment of the exercise price therefor under the terms of the respective Warrant, validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Documents and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the Offering Securities and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier